UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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CORINTHIAN COLLEGES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 8, 2008

Dear Fellow Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Corinthian Colleges, Inc. for its fiscal year ended June 30, 2008 to be held at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California 92626, on November 10, 2008 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will view a presentation by Corinthian’s senior management and vote on the matters set forth in the Notice on the following page. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on November 10, 2008 and urge you to return your proxy card as soon as possible.

Sincerely,

Jack D. Massimino
Chairman of the Board and Chief Executive Officer

CORINTHIAN COLLEGES, INC.

6 Hutton Centre Drive, Suite 400

Santa Ana, CA 92707 (714) 427-3000

Notice of Annual Meeting of Stockholders to be held on November 10, 2008

TO THE STOCKHOLDERS OF CORINTHIAN COLLEGES, INC.:

The Annual Meeting of Stockholders of Corinthian Colleges, Inc. (the “Company”) will be held at 10:00 a.m., California time, on November 10, 2008, at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California 92626, for the following purposes:

1. To elect four Class I directors to the Company’s Board of Directors for a three-year term expiring at the Annual Meeting of Stockholders in 2011;

2. To approve the proposed amendment and restatement of the Company’s Certificate of Incorporation to declassify its Board of Directors;

3. To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for its fiscal year ending June 30, 2009; and

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 19, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

Stan A. Mortensen Corporate Secretary

Santa Ana, California

October 8, 2008

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Corinthian Colleges, Inc., a Delaware corporation (the “Company” or “Corinthian”), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., California time, on November 10, 2008, at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California 92626, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first sent to stockholders on or about October 8, 2008.

All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect the two-for-one stock splits of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effected in the form of stock dividends in December 2000, May 2002 and March 2004.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on September 19, 2008, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. As of the Record Date, Corinthian had [[                    ]] shares of Common Stock outstanding. Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies

Beth Wilson and Kenneth S. Ord, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Ms. Wilson and Mr. Ord are both executive officers of Corinthian. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement.

Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of Corinthian of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a “legal proxy” from your broker, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Required Vote

Directors. A plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of directors. This means that the four director nominees receiving the most votes “for” election will be elected. You may vote “for” or “withhold” with respect to the election of directors. Because directors are elected by plurality, abstentions will have no effect on the outcome of the election of directors. Additionally, the Company’s Corporate Governance Principles, which are available on the Company’s website at www.cci.edu under the heading “Investor Relations,” set forth our procedures if a director-nominee is elected, but receives a majority of “withhold” votes. Under these principles, in an uncontested election any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Nominating and Corporate Governance Committee is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and the reasons therefor.

Amendment and Restatement of the Company’s Certificate of Incorporation. The affirmative vote of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all of the outstanding shares of voting stock entitled to vote is required to approve the amendment and restatement of the Company’s Certificate of Incorporation. Abstentions with respect to the proposal to approve the amendment and restatement of the Company’s Certificate of Incorporation are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal. Abstentions will be counted for purposes of determining whether a quorum is present.

Ratification of Auditors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as Corinthian’s independent auditors. Abstentions with respect to the proposal to ratify Ernst & Young LLP as the Company’s independent auditor are treated as shares present or represented and entitled to vote on the proposal and, therefore, will have the same effect as a vote against this proposal. Abstentions will be counted for purposes of determining whether a quorum is present.

Voting by Street Name Holders

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, the broker, bank or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions, the broker, bank or other nominee will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as “broker non-votes”). As a beneficial owner of shares, you are also entitled to attend the Annual Meeting; however, you may not vote your shares in person at the Annual Meeting unless you obtain from the broker, bank or nominee that holds your shares a “legal proxy” giving you the right to vote the shares in person at the Annual Meeting.

Quorum and Broker Non-Votes

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting that are outstanding as of the Record Date. The election inspectors appointed for the meeting will determine whether or not a quorum is present. If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. The election inspectors will also treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker, bank or nominee has indicated that it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters) and, therefore, will not be counted in determining the outcome of the vote on that matter.

Summary Annual Report to Stockholders

Corinthian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 contains financial and other information pertaining to Corinthian and is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Corinthian’s Board of Directors is currently comprised of eleven members. The Company’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members hold office by dividing the members into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. If Proposal No. 2 to approve the amendment and restatement of the Company’s Certificate of Incorporation is approved by stockholders at the Annual Meeting, resulting in the declassification of the Company’s Board of Directors as more fully described beginning on page [[    ]] of this Proxy Statement, commencing at the Annual Meeting of Stockholders in 2009 all nominees will be elected to serve for one year terms. At the Annual Meeting, four Class I directors will be elected, each for a term of three years expiring at Corinthian’s Annual Meeting of Stockholders in 2011. Each of the nominees, Alice T. Kane, Terry O. Hartshorn, Timothy J. Sullivan and Peter C. Waller, are presently serving as directors of Corinthian. The Board of Directors, following the unanimous recommendation of its Nominating and Corporate Governance Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as directors of Corinthian. See “Nominees” below.

The other seven remaining directors whose terms of office do not expire at the Annual Meeting will continue to serve after the Annual Meeting until such time as their respective terms of office expire or they retire or resign from the Board. See “Other Directors” below. If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

Nominees for Election for a Three-Year Term Expiring at the 2011 Annual Meeting

The names of the nominees for the office of director and certain information concerning such nominees are set forth below:

Alice T. Kane, age 61, was appointed to the Board of Directors on July 12, 2005. She is a member of the Audit Committee and is the Chairperson of the Compensation Committee of the Board of Directors of the Company. Ms. Kane has more than 30 years of experience in the financial services industry. Ms. Kane is currently the General Counsel of North America for the Zurich Financial Services Group, a position she has held since October 2005. Prior to joining Zurich, she co-founded Q-Cubed Alternative Advisor LLC, a quantitative equity hedge fund, where she was Chair and Managing Director from September 2004 to October 2005. From September 2002 to March 2004, Ms. Kane was Chairman of Blaylock Asset Management, a start-up minority- and women-owned institutional manager. Starting in 1998, Ms. Kane served as Chairman and President of three mutual fund and variable annuity businesses with combined assets of over $30 billion with American General Financial Group. She began her career at New York Life Insurance Company in 1972, where she ultimately served as Executive Vice President of its $40 billion asset management business and as a member of the executive management committee. She also served as Executive Vice President and General Counsel of New York Life from 1986 to 1995. Ms. Kane was formerly a member of the National Association of Securities Dealers (NASD) Board of Governors. Ms. Kane is also a director of Guess?, Inc.

Terry O. Hartshorn, age 63, was appointed to the Board of Directors on September 21, 2005, and is currently the lead independent director of the Board. Mr. Hartshorn is a member of the Audit and the Compensation Committees of the Company’s Board of Directors. Mr. Hartshorn was a member of the Board of Directors of PacifiCare Health Systems, Inc. from March 1985 until PacifiCare was purchased by UnitedHealth Group in December 2005. He was Chairman of the Board of PacifiCare from 1993 to 1998. He was President and Chief Executive Officer of UniHealth from 1994 to 1997. Mr. Hartshorn also served as President and Chief Executive Officer of PacifiCare from 1976 to 1993 and Secretary of PacifiCare from 1977 to 1981. Since 1997, Mr. Hartshorn has been an investor, advisor and personal coach for start-up and early stage companies in a variety of industries and serves as a director of LifeScript.

Timothy J. Sullivan, age 64, was appointed to the Board of Directors on January 24, 2008. Mr. Sullivan was appointed to the Nominating and Corporate Governance Committee of the Company’s Board of Directors in August 2008. Mr. Sullivan is currently president emeritus of the College of William and Mary. His career at the College of William and Mary spans more than 35 years and includes serving for 12 years as its president and, earlier, as dean and as executive director of its law school. Mr. Sullivan earned a bachelor’s degree from the College of William and Mary and a juris doctorate degree from Harvard University. Mr. Sullivan is also a director of TowneBank of the Peninsula.

Peter C. Waller, age 54, was appointed to the Board of Directors on August 18, 2008. Mr. Waller is currently the President and Chief Operating Officer of the Company, a position he has held since February 2006. Prior to joining the

Company, Mr. Waller served as an executive partner at ThreeSixty Sourcing Inc., a global consumer product sourcing firm he joined in 2001. Prior to that, Mr. Waller served as president of Taco Bell Corp., where he had profit-and-loss responsibility for 7,000 owned and franchised stores with approximately $5 billion in sales. He first joined Taco Bell in 1996 as chief marketing officer. Prior to Taco Bell, Mr. Waller spent twenty years in positions of increasing responsibility with companies such as Procter and Gamble, Gillette/Braun and PepsiCo. Mr. Waller earned Bachelor and Master of Arts degrees in modern history from St. Catherine’s College of Oxford University. Mr. Waller serves on the Board of Directors of Websense, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS.

Other Directors

Class II Directors Continuing in Office until the 2009 Annual Meeting

Paul R. St. Pierre, age 63, is one of the founders of Corinthian, and served as Corinthian’s Executive Vice President, Marketing & Admissions until his retirement in June 2003. Mr. St. Pierre has been a member of the Board of Directors since the Company’s inception in July 1995, and was elected Vice Chairman of the Board of Directors in January 2003. Mr. St. Pierre is a member of the Compensation and Nominating and Corporate Governance Committees of the Board of Directors. Prior to the Company’s founding in 1995, he was employed by a subsidiary of National Education Corporation (“NEC”) from 1991 to 1995. His first assignment at NEC was as School President for its San Bernardino, California campus. Subsequently, he held corporate assignments as Director of Special Projects, Vice President of Operations for the Learning Institutes Group (the largest colleges owned by NEC) and as Vice President, Marketing & Admissions for NEC.

Linda Arey Skladany, Esq., age 63, became a member of the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. She is a member of the Compensation Committee and the Chairperson of the Nominating and Corporate Governance Committee of the Board. Ms. Skladany retired in April 2003 from her position as Senior Associate Commissioner, the Office of External Relations at the United States Food and Drug Administration, a position she had held since June 2002. Prior to that time, she was Vice President for Congressional Relations at Parry, Romani, DeConcini & Symms, a Washington D.C. lobbying firm, from 1995 to June 2002. Ms. Skladany has previously served a four-year term on the Board of Visitors of the College of William and Mary.

Robert Lee, age 60, became a member of the Board of Directors on October 31, 2006. Mr. Lee is a member of the Audit and the Nominating and Corporate Governance Committees. Mr. Lee retired from Pacific Bell (“PacBell”) in 1998 after a 26-year distinguished career. At the time of his retirement, Mr. Lee was a Corporate Executive Vice President and President of business communications services. In that role, he was responsible for an operation that generated $3 billion in annual revenue, served one million customers and had 15,000 employees. During his 26-year career at PacBell, Mr. Lee served in a variety of senior marketing and general management positions, including Executive Vice President, California markets group and Executive Vice President, Statewide Markets Group. Mr. Lee is a director of Broadvision and Blue Shield of California.

Hon. Leon E. Panetta, age 70, was appointed to the Board of Directors on August 25, 2008. Mr. Panetta currently co-directs the Leon and Sylvia Panetta Institute for Public Policy and serves on the Board of Trustees and as a Presidential Professor at Santa Clara University. Mr. Panetta was White House Chief of Staff to President Clinton from July 1994 to January 1997, and, prior to that, he served as the Director of the Office of Management and Budget in the Clinton administration. From 1977 – 1993, Mr. Panetta served eight terms in the U.S. House of Representatives. He currently serves as trustee for the Community Hospital of the Monterey Peninsula and is a director of the Monterey Bay Aquarium. He also serves as a member of the Fleishman-Hillard International Advisory Board, chairman of the National Board of Advisors of the Center for National Policy, chairman of the Pew Oceans Commission, and as a member of the Board of Directors for Blue Shield of California, IDT, Zenith Insurance Co., Connetics, the National Marine Sanctuary Foundation, Bread for the World and Close Up.

Class III Directors Continuing in Office until the 2010 Annual Meeting

Jack D. Massimino, age 59, is the Company’s Chief Executive Officer and Chairman of the Board of Directors. He has been the Company’s Chief Executive Officer since November 2004, and was appointed Chairman of the Board in August 2008. Mr. Massimino initially joined the Board of Directors effective upon the completion of Corinthian’s initial public offering in February 1999. He was President and Chief Executive Officer of Talbert Medical Management Corporation, a publicly traded physician practice management company, from 1995 through late 1997. Prior to his association with Talbert, Mr. Massimino was Executive Vice President and Chief Operations Officer of FHP International Corporation, a multi-state, publicly-traded HMO, with revenues of approximately $4 billion at the time of his service.

Hank Adler, age 62, has served on the Board of Directors since August 24, 2004. He is the Chairperson of the Board’s Audit Committee and a member of the Nominating and Corporate Governance Committees. Mr. Adler is currently an assistant professor of accounting at Chapman University. He was previously a partner with Deloitte & Touche, LLP, from which he retired in 2003 after 30 years with that firm. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. Mr. Adler is a certified public accountant, licensed in the State of California. Mr. Adler is a board member of KBS REIT and KBS REIT II, and was previously a board member of Hoag Hospital Memorial Presbyterian.

John M. Dionisio, age 60, was appointed to the Board on April 29, 2008. Mr. Dionisio was appointed to the Audit Committee of the Company’s Board of Directors in August 2008. He is currently president and chief executive officer of AECOM Technology Corp., a NYSE-listed company. During his 36-year career with AECOM and its predecessor companies, Mr. Dionisio held a number of senior management positions, including executive vice president and chief operating officer, as well as president and chief executive officer of its DMJM Harris business. Mr. Dionisio earned a master of science degree in civil engineering from Polytechnic Institute of New York and a bachelor of science degree in civil engineering from The City College of New York.

Director Compensation

From and after January 25, 2008, each non-employee director is paid an annual retainer of $40,000 for his or her services as a director, and $1,500 for each Board of Directors meeting attended. Each member of the Compensation Committee (other than the Chairperson) receives $1,500 for each Compensation Committee meeting attended; and the Chairperson of the Compensation Committee receives $4,000 for each Compensation Committee meeting attended. Each member of the Audit Committee (other than the Chairperson) receives $2,000 for each Audit Committee meeting attended; and the Chairperson of the Audit Committee receives $5,000 for each Audit Committee meeting attended. Each member of the Nominating and Corporate Governance Committee (other than the Chairperson) receives $1,500 for each Nominating and Corporate Governance Committee meeting attended; and the Chairperson of the Nominating and Corporate Governance Committee receives $3,000 for each Nominating and Corporate Governance Committee meeting attended. All non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending Board of Directors meetings and committee meetings. Prior to January 25, 2008, non-employee directors were paid an annual retainer of $25,000.

Prior to January 25, 2008, each non-employee director of the company automatically received an annual grant of 12,000 options at the August meeting of the Board of Directors. From and after January 25, 2008, each director receives an annual option to purchase 10,500 shares of the common stock of the Company at the August Board meeting. All options are granted at the then-current market price and vest immediately but are not exercisable until the one-year anniversary of the grant date; provided, however, such one-year exercise limitation does not apply in the event of a change-in-control or certain other corporate events. Each director also receives an annual grant of 1,500 deferred stock units (“DSUs”) at the August Board of Directors meeting, which vest upon grant but the underlying shares for which are not delivered until the earlier to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company. Directors also may voluntarily elect to receive their annual retainer in an equivalent amount of additional DSUs in lieu of cash. In addition, the Chairperson of the Board (to the extent he or she is a non-employee director) receives an annual grant of 20,000 options that vest in equal monthly installments over the next twelve months following the grant date.

New non-employee directors elected or appointed to the Board receive an initial inducement grant of 5,000 options to purchase common stock of the Company, which vests immediately but is not exercisable until the one-year anniversary of the grant date. Additionally, each new non-employee director elected or appointed at any time other than the August Board meeting also receives (A) a pro-rated stock option grant in an amount equal to the product of (i) the percentage of the year remaining until the next regularly scheduled August Board of Directors meeting, and (ii) 10,500, and (B) a pro-rated grant of DSUs in an amount equal to the product of (i) the percentage of the year remaining until the next regularly scheduled August Board of Directors meeting, and (ii) 1,500.

Director Compensation Table—Fiscal 2008

The following table presents information regarding the compensation paid during fiscal 2008 to individuals who were members of the Company’s Board of Directors at any time during fiscal 2008 and who were not also employees of the Company during such period (referred to herein as “non-employee directors”). The compensation paid to Jack D. Massimino, who was both a director and employed by the Company during fiscal 2008, is presented below in the Summary Compensation Table—Fiscal 2008, and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(h)
Linda Arey Skladany	67,000	-0-	64,061	131,062
Paul R. St. Pierre(2)	61,000	-0-	64,061	125,062
Hank Adler	70,500	-0-	64,061	134,561
Terry O. Hartshorn	63,000	-0-	221,395	284,395
Alice Kane	80,500	-0-	64,061	144,561
Robert Lee	60,000	-0-	72,903	132,903
Timothy Sullivan(3)	24,500	7,875	15,322	47,697
John Dionisio(3)	11,500	5,670	5,672	22,842

(1)	The amounts shown in columns (c) and (d) represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of deferred stock units and stock options granted to the directors during fiscal 2008, as well as prior years. The fair value of stock options was estimated using the Black-Scholes option pricing model in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), and pursuant to the rules of the Securities and Exchange Commission (the “Commission”), excludes the impact of estimated forfeitures related to service-based vesting conditions. No options or other equity-based awards were forfeited by any of the Company’s non-employee directors during fiscal 2008. These amounts do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options) or the intrinsic value of stock options at any particular date. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock unit awards and option awards contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2008 filed on Form 10-K, which note is incorporated herein by reference.

As described above, during fiscal year 2008 each of our continuing non-employee directors received an annual award of 12,000 options to purchase shares of common stock of the Company. In addition, the Chairperson of the Board also received 20,000 options to purchase shares of common stock of the Company (for a total annual award of 32,000 options). Each of Messrs. Sullivan and Dionisio received a prorated grant of options and DSUs upon their appointment to the Board.

The grant date fair value for financial statement reporting purposes of the 12,000 options granted during fiscal 2008 to each of Ms. Skladany, Mr. St. Pierre, Mr. Adler, Mr. Hartshorn, Ms. Kane and Mr. Lee was equal to $66,457. Mr. Sullivan, after his election to the Board on January 24, 2008, received a prorated grant of 6,125 options and an inducement grant of 5,000 options, which had a grant date fair value in the aggregate of $37,242, and a prorated grant of 875 DSUs which had a grant date fair value of $7,875. Mr. Dionisio, after his election to the Board on April 29, 2008, received a pro-rated grant of 3,500 options plus an inducement grant of 5,000 options which had a grant date fair value in the aggregate of $36,416, and a prorated grant of 500 DSUs which had a grant date fair value of $5,670. The grant date fair value for financial statement reporting purposes of the additional 20,000 options granted to Mr. Hartshorn on August 31, 2008 in respect of his position as Chairman of the Board was equal to $110,762.

As of June 30, 2008, the end of the Company’s fiscal year 2008, the Company’s non-employee directors held the following aggregate numbers of outstanding unexercised equity awards: (i) Linda Arey Skladany, 88,000 options; (ii) Paul R. St. Pierre, 428,400 options (of which, 360,400 stock options were granted to Mr. St. Pierre while he was an employee of the Company prior to his retirement on June 30, 2003, and the remaining 68,000 stock options were granted to Mr. St. Pierre after his retirement solely for his services as a director); (iii) Hank Adler, 48,000 options; (iv) Terry O. Hartshorn, 75,000 options; (v) Alice Kane, 38,000 options; (vi) Robert Lee, 22,000 options; (vii) Timothy Sullivan, 11,125 options and 875 DSUs; and (viii) John Dionisio, 8,500 options and 500 DSUs.

(2)	A grant of 75,000 stock options originally awarded to Mr. St. Pierre on September 21, 2001, while he was an employee of the Company and not a member of the Board of Directors, was amended on December 29, 2006 to increase the exercise price from $6.2925 to $8.4275. This amendment was effected at the election of Mr. St. Pierre and approved by a committee of non-employee directors of the Company.
(3)	Messrs. Sullivan and Dionisio were members of the Board for only a portion of fiscal 2008; Mr. Sullivan was appointed to the Board on January 24, 2008, and Mr. Dionisio was appointed to the Board on April 29, 2008.

Attendance At Meetings

The Board of Directors met in person or conducted telephonic meetings a total of nine times during fiscal year 2008. During that same period, the Board acted twice by unanimous written consent. Each director who was a member of the Board at the time of the applicable meetings attended more than 75% of all Board meetings and applicable Committee meetings held during the fiscal year. In addition, regular executive sessions of non-employee directors are held at least twice during each fiscal year.

Board members are encouraged to attend the Annual Meeting of Stockholders. All but one of the Board members who were on the Board of Directors as of last year’s Annual Meeting of Stockholders attended the annual meeting.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Board of Directors has determined that Mr. Adler, Ms. Skladany, Ms. Kane, Mr. Hartshorn, Mr. St. Pierre, Mr. Sullivan, Mr. Dionisio, Mr. Panetta and Mr. Lee are “independent” under applicable Nasdaq listing standards, including that each such director is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of a director. During fiscal 2008, Mr. Adler, Mr. St. Pierre, Mr. Hartshorn, Mr. Lee, Ms. Skladany and Ms. Kane served on committees of the Board.

Audit Committee. During fiscal 2008, the Audit Committee was comprised of Mr. Adler, Ms. Kane, Mr. Lee and Mr. Hartshorn. Mr. Dionisio was appointed to the Audit Committee in August 2008. Each of these directors is an “independent director” as defined in the Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that each of Messrs. Lee, Adler and Hartshorn and Ms. Kane is an “audit committee financial expert,” as such term is defined in Regulation S-K, Item 407(d)(5) promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by our Board of Directors. A copy of the Charter can be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, consulting with the Company’s independent auditors and retaining the Company’s independent auditors. The Audit Committee met four times during the fiscal year ended June 30, 2008. Each member of the Audit Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person.

Compensation Committee. The Compensation Committee is currently comprised of Ms. Kane, Ms. Skladany, Mr. St. Pierre and Mr. Hartshorn. The Compensation Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website at www.cci.edu under the heading “Investor Relations.” The Compensation Committee has the authority to supervise all of the matters related to the compensation of executive officers of the Company, including determining policies and practices, changes in compensation and benefits for management, and all other matters relating to executive compensation. The Compensation Committee also administers the Company’s 1998 Performance Award Plan, as amended, the Company’s 2003 Performance Award Plan, as amended, the Company’s 2004 New-Hire Award Plan and the Company’s Employee Stock Purchase Plan.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee currently has no such subcommittees and has no current intention to delegate any of its authority to any subcommittee. The Company’s executive officers, including the Named Executive Officers (as identified below), do not have any role in setting the form or amount of compensation paid to the Named Executive Officers and other senior executive officers. However, the Company’s Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers, in some instances after receiving input from other executive officers.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. Prior to fiscal 2008, the Compensation Committee had retained the services of Frederic W. Cook & Co., Inc. (“F.W. Cook”) as independent compensation consultants to provide advice in determining certain compensation matters for the Company’s senior executive officers. The main elements of that compensation structure remained in place during fiscal 2008.

The Compensation Committee met seven times during the fiscal year ended June 30, 2008. Each member of the Compensation Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person.

Nominating and Corporate Governance Committee. During fiscal 2008, the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board had four members: Ms. Skladany, Mr. Lee, Mr. St. Pierre and Mr. Adler. Mr. Sullivan was appointed to the Committee in August 2008. Each of these directors is an “independent director” as defined in applicable Nasdaq rules. The Nominating Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on the Company’s website at www.cci.edu under the heading “Investor Relations.” The Nominating Committee’s functions include identifying qualified individuals to become Board members, recommending the composition of the Board of Directors’ committees, monitoring a process to assess Board effectiveness, and reviewing and making recommendations regarding director compensation. The Nominating Committee met four times during the fiscal year ended June 30, 2008. Each member of the Nominating Committee who was a member at the time of such meetings attended at least 75% of all such meetings, either telephonically or in person.

In its assessment of potential board member candidates, the Nominating Committee reviews the nominees’ experience and independence, the current needs of the Board, and such other factors as the Nominating Committee may determine are pertinent at the time. The Nominating Committee will also take into account the ability of a person to devote the time and effort necessary to fulfill his or her responsibilities. Nominees may be suggested to the Nominating Committee by other directors, members of management, as well as by Company stockholders. The Nominating Committee also has engaged Heidrick & Struggles as third-party consultants to help identify and evaluate potential director nominees. In considering nominees to the Board, the Nominating Committee will select individuals who have the highest personal and professional integrity and who have demonstrated exceptional ability and judgment to be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

The Nominating Committee will consider stockholder recommendations for candidates to serve on the Board. The Nominating Committee’s evaluation does not vary based on whether or not a candidate is recommended by a stockholder. In order to provide the Nominating Committee time to evaluate candidates prior to submission to the stockholders for vote at the 2009 Annual Meeting, stockholders desiring to recommend a candidate must submit a recommendation to the Secretary of the Company at the Company’s corporate office no later than the close of business on August 10, 2009. The recommendation must contain the following: the name, residence and business address of the nominating stockholder; a representation that the stockholder is a record holder of Company stock or holds Company stock through a broker and the number of shares held; a representation as to whether or not the stockholder holds any derivative positions or has engaged in any hedging or other transactions that impacts voting power or economic interest with respect to the Company’s securities; information regarding each nominee which would be required to be included in a proxy statement, including a statement of the qualifications of the recommended person; a description of any arrangements or understandings between and among the stockholder and each nominee; and the written consent of each nominee to serve as a director, if elected.

Shareholder Communications

Any stockholder wishing to communicate with the Board, or any individual director, may write to the Board of Directors or such individual director, as applicable, c/o the Corporate Secretary of the Company, at 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707. The Corporate Secretary will forward these communications directly to the individual director specified, or if none, to the Chairman of the Board.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all Corinthian employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and all other persons performing similar functions, which meets the requirements of Item 406 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. A copy of the code can be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu.

Review and Approval of Transactions with Related Persons

The Company’s Code of Business Conduct and Ethics requires that all employees discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the Company’s General Counsel, except in the case of the Company’s Chief Executive Officer, in which case such matter should be discussed with the chair of the Audit Committee. Additionally, executive officers and directors of the Company must not engage in any transaction with the Company unless it has been previously approved by the Audit Committee of the Board of Directors. For purposes of this rule, the term “transaction” does not include compensation which is approved by the Compensation Committee of the Board for services to the Company.

Transactions with Related Persons

The Company and its subsidiaries had no transactions, nor are there any currently proposed transactions, in which the Company or its subsidiaries was or is to be a participant, where the amount involved exceeded $120,000, and where any director or executive officer or any of their immediate family members had a material direct or indirect interest reportable under applicable SEC rules.

Corporate Governance Principles

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Principles to assist the Board in the discharge of its duties and to serve the interest of the Company and its stockholders. The Corporate Governance Principles can be viewed under the heading “Investor Relations” on the Company’s website at www.cci.edu.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently comprised of Ms. Kane, Ms. Skladany, Mr. St. Pierre and Mr. Hartshorn. Mr. St. Pierre was Executive Vice President, Marketing & Admissions, of the Company until his retirement in June 2003. No executive officer of the Company serves or has served as a member of the Compensation Committee or board of directors of any entity that employs or has employed any member or former member of the Compensation Committee of the Company.

Adverse Interests

From July 8, 2004 through August 31, 2004, various putative class action lawsuits were filed in the United States District Court for the Central District of California by certain alleged purchasers of the Company’s common stock against the Company and certain of its former executive officers, David Moore, Dennis Beal, Paul St. Pierre and Anthony Digiovanni. On November 5, 2004, a lead plaintiff was chosen and these cases have been consolidated into one action. A first consolidated amended complaint was filed in February 2005. The consolidated case is purportedly brought on behalf of all persons who acquired shares of the Company’s common stock during a specified class period from August 27, 2003 through July 30, 2004. The consolidated complaint alleges that, in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission (the “Commission”), the defendants made certain material misrepresentations and failed to disclose certain material facts about the condition of the Company’s business and prospects during the putative class period, causing the plaintiffs to purchase the Company’s common stock at artificially inflated prices. The plaintiffs further claim that Messrs. Moore, Beal, St. Pierre and Digiovanni are liable under Section 20(a) of the Securities Exchange Act of 1934. The plaintiffs seek unspecified amounts in damages, interest, and costs, as well as other relief. On April 24, 2006, the District Court granted the Company’s motion to dismiss the plaintiff’s third consolidated amended complaint with prejudice. The plaintiff appealed the dismissal to the Federal Ninth Circuit Court of Appeals. On July 25, 2008, the Ninth Circuit unanimously affirmed the District Court’s dismissal. The plaintiffs have sought a rehearing from the panel and an en banc review by the Ninth Circuit. The Company believes this matter is without merit and will continue vigorously defending itself and its former officers in this matter.

Between July 21, 2004 and July 23, 2004, two derivative actions captioned Collet, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., and Davila, Derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., were filed in the Orange County California Superior Court against David Moore, Dennis Beal, Dennis Devereux, Beth Wilson, Mary Barry, Stan Mortensen, Bruce Deyong, Loyal Wilson, Jack Massimino, Linda Skladany, Paul St. Pierre, Michael Berry, and Anthony Digiovanni, and against the Company as a nominal defendant. Each individual defendant is one of the Company’s current or former officers and/or directors. The lawsuits allege breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets, unjust enrichment, and violations of the California Corporations Code, essentially based on the same allegations of conduct complained of in the federal securities class action complaints described above. The Collet and Davila cases have now been consolidated into one action. A memorandum of understanding was executed by the parties resolving the Collet and Davila cases, pending court approval, for an immaterial amount of attorneys’ fees to be paid by the Company’s directors’ and officers’ insurance carrier to the plaintiffs’ lawyers, and with the Company agreeing to certain corporate governance matters.

On August 2, 2006, the Company was served with two virtually identical derivative complaints captioned Adolf, Derivatively on behalf of nominal defendant Corinthian Colleges, Inc., v. David Moore, et al., and Gunkel, Derivatively on behalf of nominal defendant Corinthian Colleges, Inc., v. David Moore, et al. The complaints were filed in the Orange County, California Superior Court against David Moore, Paul St. Pierre, Frank McCord, Dennis Devereux, Beth Wilson, Dennis Beal, Jack Massimino, Linda Skladany, and Hank Adler. Each individual defendant is one of the Company’s current or former officers and/or directors. The lawsuits allege breach of fiduciary duty and unjust enrichment by the individual defendants related to the Company’s past option grant practices. Three other similar derivative actions have been filed in Federal District Court for the Central District of California, one entitled Pfeiffer, derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al., the second entitled M. Alvin Edwards, III, derivatively on behalf of Corinthian Colleges, Inc., v. David Moore, et al. and the third entitled Lori Close, derivatively on behalf of Corinthian Colleges Inc., v. David Moore et al. The federal cases allege violation of the Securities and Exchange Act of 1934, violation of the California Corporations Code, unjust enrichment and return of unearned compensation, and breach of fiduciary duties, based on similar factual allegations to the Adolph and Gunkel cases. The Pfeiffer case is filed against the same defendants as the two state court cases. The Close and Edwards cases name the following individual defendants, all of whom are current or former directors and officers of the Company: Dave Moore, Jack Massimino, Ken Ord, William Murtagh, William Buchanan, Robert Owen, Stan Mortensen, Mark Pelesh, Mary Barry, Beth Wilson, Dennis Devereux, Paul St. Pierre, Alice Kane, Terry Hartshorn, Linda Skladany, Hank Adler, Loyal Wilson and Mike Berry. The federal derivative actions have since been consolidated in federal court; the state derivative actions have also been consolidated in state court. The parties are currently in settlement negotiations attempting to resolve these lawsuits.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission. Based solely on a review of the forms it has received, the Company believes that during fiscal 2008 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons, except that the Company filed a Form 4, Statement of Changes in Beneficial Ownership, on behalf of Mr. Massimino more than two days after Mr. Massimino had shares withheld by the Company with respect to income taxes payable upon the vesting and delivery of shares of common stock underlying restricted stock units previously granted to Mr. Massimino by the Company.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Company’s principal executive officer, principal financial officer, and the three other most-highly compensated individuals who served as executive officers of the Company at the end of its 2008 fiscal year. These five individuals are referred to as the “Named Executive Officers” in this Proxy Statement. The Company’s Named Executive Officers for fiscal 2008 are as follows: Jack Massimino, Chairman of the Board and Chief Executive Officer; Kenneth Ord, Executive Vice President and Chief Financial Officer; Peter Waller, President and Chief Operating Officer; Beth Wilson, Executive Vice President, Operations; and Mark Pelesh, Executive Vice President, Legislative and Regulatory Affairs.

The Company’s executive compensation programs are determined and approved by the Compensation Committee. As contemplated by its Charter, the Compensation Committee annually evaluates the Chief Executive Officer’s compensation in light of corporate performance and the competitive labor market environment in which the Company competes for executive talent, and bases the Chief Executive Officer’s compensation, including salary, bonus, grants of equity compensation and perquisites, upon such evaluations. The Compensation Committee also annually reviews and approves the compensation structure for the Company’s other executive officers, assessing the Company’s performance against targets established by the Board and the Company’s executive officers and setting the annual compensation, including salary, bonus, and equity compensation grants, for such executive officers. None of the Named Executive Officers are members of the Compensation Committee, or otherwise had any role in setting the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of the Chief Executive Officer in setting the compensation levels for other executive officers.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives: (1) recruit and retain superior talent; (2) create a significant direct relationship between pay and performance; and (3) create proper incentives for the executive officers to enhance the value of the Company for the benefit of its stockholders. In structuring its current executive compensation programs, the Company is guided by the following basic philosophies:

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Recruit and Retain Superior Talent. The Company competes in the highly competitive Southern California labor market for executive talent, as well as in the competitive post-secondary education industry. Accordingly, the Company’s compensation packages for executives must provide competitive compensation opportunities so that it can attract and retain the superior talent needed for the Company to succeed in these competitive markets.

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Incentivize the Creation of Stockholder Value. Executive compensation should be structured to align executives’ economic interests with those of the Company’s stockholders. The Company’s longer term compensation is designed to deliver greater value to the executives if the Company’s share price increases over time, and a higher component of equity compensation should be concentrated among those who have the greatest impact on the Company’s overall performance.

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“At Risk” Compensation Related to Performance. A significant portion of each executive’s compensation should be “at risk” and tied to the Company’s financial performance and the executive’s contributions to that performance. The percentage of total compensation that is “at risk” should be the highest for the executive officers, who have the greatest impact on the Company’s overall performance.

As described in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist of a base salary, an annual cash bonus opportunity (referred to in the Summary Compensation Table below as “Non-Equity Incentive Plan Compensation”), and a long-term equity incentive opportunity in the form of stock options and restricted stock units. The Company also provides perquisites and potential severance and other benefits payable in connection with a termination of employment or change in control. We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as illustrated by the table below.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Recruit and retain superior talent

Annual Cash Bonus Opportunity	• “At Risk” Compensation related to performance • Incentivize the creation of stockholder value

Long-Term Equity Incentives	• Incentivize the creation of stockholder value • Recruit and retain superior talent • “At Risk” Compensation related to performance

Perquisites	• Recruit and retain superior talent

Severance and Other Benefits	• Recruit and retain superior talent • Incentivize the creation of stockholder value

These individual compensation elements are intended to create a “total compensation package” for each Named Executive Officer that we believe achieves our compensation objectives and provides competitive compensation opportunities relative to companies in our comparative peer group. In setting compensation for fiscal 2007, the Company’s Compensation Committee reviewed comparative compensation data for the following companies: Career Education Corporation, Laureate Education, Inc., DeVry Inc., Apollo Group, Inc., Education Management Corporation, ITT Educational Services, Inc. and Strayer Education, Inc. In setting executive compensation for fiscal 2008, the Compensation Committee reviewed comparative compensation data for companies of similar size and operational characteristics in the Southern California geographic area, including the following: Pacific Sunwear, Carl Karcher Restaurants, Apria Healthcare, Kaiser Aluminum, Advanced Medical Optics, Resources Connection, Quality Systems and Quest Software. This group of companies is comprised of publicly-traded corporations based in Southern California with annual revenues in the range of approximately $150 million to $1.5 billion. The Company uses this peer compensation data as a consideration in setting executive compensation for its executive officers. Although the Company does not have formal guidelines about where within the peer group data its executives’ compensation should fall, the Company’s total targeted cash compensation to executive officers has typically been between the 50th and 75th percentile of peer group companies. The Compensation Committee has in the past retained the services of an independent compensation consultant, F. W. Cook, for advice regarding executive compensation matters. The executive compensation structure prior to fiscal 2008 generally remained in place during fiscal 2008.

Current Executive Compensation Elements

Base Salaries

The Compensation Committee generally reviews the base salaries for each Named Executive Officer early in the fiscal year to determine whether any base salary increases are appropriate. Consistent with this practice, the Compensation Committee initially met in August 2007 to discuss annual adjustments to the compensation arrangements of the senior executive officers of the Company for the fiscal year that began on July 1, 2007. In determining whether base salary increases for fiscal 2008 were appropriate, the Compensation Committee considered each Named Executive Officer’s length of service, the Company’s performance, a subjective determination of each Named Executive Officer’s performance and expected contributions in fiscal 2008 and the base salaries and total compensation earned by comparable executives at comparable companies (based on their published historical data). For fiscal year 2008, the Compensation Committee maintained Mr. Massimino’s annual base salary at $800,000 after taking into account the increase in Mr. Massimino’s salary the prior year.

After reviewing comparative compensation data for chief financial officers and chief operating officers, the Compensation Committee increased Mr. Ord’s fiscal 2008 base salary by approximately 14.5%, and increased Mr. Waller’s fiscal 2008 base salary by approximately 9.6%. Each of the other Named Executive Officers received a 4% base salary increase for fiscal 2008, consistent with the average salary increase for all employees of the Company for that fiscal year. The table below entitled “Summary Compensation Table—Fiscal 2008” shows the base salary paid to each Named Executive Officer for fiscal 2008.

Each of the Company’s Named Executive Officers is employed pursuant to the terms of an employment agreement which was amended and restated during fiscal 2008 as described below. The employment agreement for each current Named Executive Officer establishes his or her minimum base salary. This minimum base salary may be increased by the Company from time to time in its discretion, but may not be decreased below the initial amount specified in the employment agreement unless all peer employees’ base salaries are also similarly decreased. Additionally, the employment agreements establish minimum target bonus opportunities for the Named Executive Officers.

Annual Cash Bonus Opportunity

None of the Company’s executive officers, including the Named Executive Officers, is entitled to a minimum annual bonus. Instead, annual bonuses for the executive officers are based upon the Company’s performance relative to pre-established Company targets for the fiscal year, and, in certain cases, individual performance objectives. Each executive is awarded a target bonus opportunity by the Compensation Committee each year that is expressed as a percentage of the executive’s base salary.

For fiscal 2008, the Compensation Committee established operating profit goals for the Company for purposes of calculating the executive officers’ bonuses for that year. The Compensation Committee believed that growth in operating profit was the most important financial objectives for the year that could increase shareholder value. At the time the Company’s performance objectives were set, the Compensation Committee believed that the targets for operating profit could be met if the Company performed at a high level throughout the year. The Compensation Committee set Mr. Massimino’s target bonus at 115% of his annual base salary, Mr. Waller’s at 100% of his annual base salary, and the target bonuses for each of the other Named Executive Officers at 75% of the executive’s base salary. The maximum bonus amount for each Named Executive Officer was 200% of his or her target bonus. At the end of the fiscal year, the Compensation Committee determined that the Company-specific performance goals established for the fiscal year were over-achieved, and, accordingly, bonuses were paid at 121.7% of target for the company-based portion of each executive’s bonus plan.

For most of the Company’s executive officers, bonuses are based solely upon Company performance. Within certain functional areas, however, some executives’ bonuses are tied to the achievement of individual goals and objectives. For fiscal 2008, one Named Executive Officer, Mr. Pelesh, received a bonus related to his individual performance objectives regarding regulatory and legislative activities during the year. All other Named Executive Officers’ bonus opportunities for fiscal 2008 were based solely upon Company performance.

Long-Term Equity Incentive Awards

The Company believes that long-term equity incentive awards should be a significant component of the Named Executive Officers’ total compensation. Prior to its 2005 fiscal year, the Company granted equity incentive awards solely in the form of options to purchase common stock of the Company. Beginning with the 2005 fiscal year, the Company determined that equity incentive compensation should also include awards in the form of restricted stock units. The Company determined to reallocate a portion of its equity compensation from stock options to restricted stock units for a number of reasons, including (i) restricted stock unit awards provide a more predictable form of compensation than options while still aligning individual executive compensation with stockholder interests, (ii) restricted stock unit awards reduce the dilution to the Company’s stockholders because the Company can provide a long-term incentive award having the same relative value as a stock option award but using fewer shares, (iii) restricted stock units provide retention incentives through short-term market volatility, and (iv) due to changes in the accounting rules brought on by FAS 123R, stock options no longer receive preferential financial accounting treatment relative to restricted stock unit awards. However, the Company still considers stock options to be an important component of compensation because stock options only have value if the Company’s stock price increases after the date stock options are granted. In most cases, the Company delivers 70% of equity awards in the form of stock options and 30% in the form of restricted stock units, with one restricted stock unit being equivalent to three or two stock options (at the discretion of the Compensation Committee). The Compensation Committee believes this combination of options and restricted stock units appropriately weights awards so that the majority of executives’ equity compensation is earned only if the stock price increases, while also providing an equity retention and incentive tool during periods of market volatility.

Both the restricted stock units and stock option awards granted to the Named Executive Officers have historically vested in four substantially equal annual installments over a four-year vesting period. During fiscal 2008, the Compensation Committee determined to award restricted stock units that would vest in three annual installments as a retention tool to Company personnel during a period of heightened volatility and market uncertainty. The Company believes multi-year vesting periods provide an incentive for the Named Executive Officers to remain employed with the Company and encourage stock ownership by the Named Executive Officers that helps focus them on the long-term performance of the Company. The Company believes the multi-year vesting, together with annual grants expected to be made in successive years, helps create a long-term incentive and strikes an appropriate balance between the interests of the Company, its stockholders and the individual Named Executive Officers in terms of the incentive, value creation and compensatory aspects of these equity awards.

The Company considers several factors when determining the size of each Named Executive Officer’s stock option and restricted stock unit awards. These factors include (i) the number and value of options and restricted stock unit awards previously granted, (ii) dilution effects on Company stockholders and ensuring that an appropriate number of shares would be available for awards to less-senior employees, (iii) the number and value of long-term equity awards made to comparable executives at peer companies, (iv) ensuring that the Named Executive Officers were provided with total long-term equity compensation and total compensation amounts that were appropriate and competitive, and (v) individual performance and productivity. The number of options and restricted stock units granted to each Named Executive Officer during fiscal 2008, and the grant-date fair value of these options and restricted stock units as determined under FAS 123R for purposes of the Company’s financial statements, is presented in the table below entitled “Grants of Plan-Based Awards in Fiscal 2008”. The Company has adopted equity compensation guidelines that require all grants be approved by the Compensation Committee prior to the grant date, and that, for periodic quarterly or annual grants, the grant date should occur following the announcement of the Company’s quarterly results of operations. A description of the material terms of the fiscal 2008 stock option and restricted stock unit awards is presented in the narrative section following the “Grants of Plan-Based Awards in Fiscal 2008” table below.

Perquisites

The Company provides certain limited perquisites and personal benefits to the Named Executive Officers in order to provide a competitive overall compensation package compared to other competitors in the labor market for executive talent. Perquisites provided to Named Executive Officers consist of an automobile allowance, Company-paid premiums for health insurance coverage under the Company’s executive health plan, and the Company’s matching contributions to the executives’ accounts under the Company’s 401(k) plan. The Company believes that perquisites and personal benefits are a way to provide the Named Executive Officers with additional annual compensation that supplements their other compensation opportunities, and therefore treat perquisites as another component of annual compensation that is merely paid in a different form. The perquisites and personal benefits provided to each Named Executive Officer in fiscal 2008 are reported in the table below entitled “Summary Compensation Table—Fiscal 2008,” and are explained in more detail in the footnotes thereto.

Severance and Other Benefits

The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. In the Southern California labor market for executive talent and the post-secondary education industry in which the Company competes, executives are commonly being recruited by more established companies and by start-up ventures. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. Outside of the change in control context, severance benefits are payable to the Named Executive Officers under their employment agreements if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officers terminate their own employment for a good reason as defined in each of their employment agreements. The good reason definition in each Named Executive Officer’s employment agreement would entitle the officer to severance benefits if the Company reduces or diminishes the officer’s compensation, position or work location in a manner that would result in a constructive termination of that Named Executive Officer’s employment. The level of each Named Executive Officer’s severance or other termination benefits is generally tied to his or her respective targeted annual cash compensation.

Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment terminated under certain circumstances in connection with a change in control of the Company, which benefits are described in detail under the heading “Employment, Severance, and Potential Change in Control Payments” below. The Company believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on stockholders’ interests during the change in control.

In addition to the enhanced severance benefits described above, upon the occurrence of a change in control in which the Company does not survive or the Company’s common stock ceases to be publicly traded, all outstanding equity awards, including 100% of each Named Executive Officer’s outstanding unvested stock options and restricted stock unit awards, would become fully vested. Additionally, even if the Company survived and its stock continued to be publicly traded, the Named Executive Officers’ unvested stock options and restricted stock units would vest if their employment is involuntarily terminated by the Company without cause, or if the Named Executive Officer terminated his or her own employment for good reason, in anticipation of, or within twelve months after such change in control, as described below under the heading “Employment, Severance, and Potential Change in Control Payments”. The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in our executive compensation program and the uncertainty regarding the continued employment of Named Executive Officers that typically occurs in a change in control context. The Company’s view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their options and restricted stock unit awards because of a change in control of the Company.

Section 162(m) Policy

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and certain of its other executive officers. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if certain other requirements are met.

Current base salary, vesting of restricted stock units and non-performance-related bonuses, if any, for fiscal 2008 are not expected to materially exceed the Section 162(m) limit. The Company has intended to structure stock option grants and annual cash bonus opportunity incentives (referred to in the tables below as “Non-Equity Incentive Plan Compensation”) to the Company’s executive officers as qualifying performance-based compensation for Section 162(m) purposes. The Company’s restricted stock unit awards are not, however, qualifying performance-based compensation for Section 162(m) purposes. In granting restricted stock units, the Company has and will continue to consider the possibility that all or a portion of the grants may not be deductible by the Company to the extent that the income realized by the recipient of the grant in connection with the vesting of the award, when combined with other compensation paid to the executive officer in that year that does not satisfy the performance-based rules of Section 162(m), would exceed the $1,000,000 limit under Section 162(m).

The Company reserves the authority to award non-deductible compensation in such circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2008 Annual Meeting of Stockholders. This report is provided by the following independent directors who comprise the Committee:

COMPENSATION COMMITTEE

Alice T. Kane (Chair)

Linda Arey Skladany

Terry O. Hartshorn

Paul R. St. Pierre

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

SUMMARY COMPENSATION TABLE—FISCAL 2008

The following table presents information regarding the compensation of our Named Officers for services rendered during fiscal years ended June 30, 2007 and June 30, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)

Jack Massimino Chief Executive Officer	2008 2007	800,000 800,000	-0- -0-	389,245 338,064	1,082,081 327,202	1,119,333 -0-		-0- -0-	26,251 26,732	3,416,910 1,491,998

Kenneth S. Ord Executive Vice President and Chief Financial Officer	2008 2007	425,000 371,280	-0- -0-	131,323 92,322	228,206 139,529	387,813 -0-		-0- -0-	26,251 26,732	1,198,593 629,662

Peter Waller President and Chief Operating Officer	2008 2007	475,000 433,500	-0- -0-	174,535 122,452	551,915 432,627	577,917 -0-		-0- -0-	30,368 32,936	1,809,735 1,021,515

Beth Wilson Executive Vice President, Operations	2008 2007	397,164 381,888	-0- -0-	109,462 70,581	402,806 314,050	362,412 -0-		-0- -0-	32,500 35,192	1,299,932 801,711

Mark Pelesh Executive Vice President, Legislative & Regulatory Affairs	2008 2007	303,389 291,720	-0- -0-	121,003 82,122	473,741 384,945	264,517 54,698	(3)	-0- -0-	37,521 40,137	1,200,171 853,622

(1)	Amounts shown in Columns (e) and (f) do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). Rather, these amounts represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock units and stock options granted to the Named Executive Officers during fiscal 2008 and prior years. The fair value of stock options was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. Pursuant to the rules of the Commission, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No equity-based awards were forfeited by any of the Named Executive Officers during fiscal 2008. For a discussion of the assumptions and methodologies used to calculate the amounts reported in these columns, please see the discussion of restricted stock unit awards and option awards contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which note is incorporated herein by reference. See also the table below entitled “Grants of Plan-Based Awards in Fiscal 2008” for a detailed description of restricted stock units and stock option awards granted during fiscal year 2008.
(2)

The amount reported in Column (i) for Mr. Massimino consists of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $14,031. The amounts reported for Mr. Ord consist of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $14,031. The amounts reported for

Mr. Waller consist of an automobile allowance of $12,220 and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $18,148. The amounts reported for Ms. Wilson consist of an automobile allowance of $12,220, Company-paid 401(k) matching contributions of $9,455, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $10,825. The amounts reported for Mr. Pelesh consist of an automobile allowance of $12,220, Company-paid 401(k) matching contributions of $7,153, and Company-paid medical, dental and vision premiums and cost reimbursement under an executive medical plan of $18,148.

(3)	As described in the “Compensation Discussion and Analysis” section of the Company’s Proxy Statement for fiscal year 2007, Mr. Pelesh’s bonus for fiscal 2007 was based on the achievement of certain individual performance goals established by the Compensation Committee. For information on the Named Executive Officer’s bonus opportunities based on Company performance during fiscal 2008, see the discussion in the “Compensation Discussion and Analysis” and the threshold, target and maximum amounts reported for each Named Executive Officer in the “Grants of Plan-Based Awards in Fiscal 2008” table below.

Compensation of Named Executive Officers

The “Summary Compensation Table—Fiscal 2008” above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers during our 2008 fiscal year. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, non-equity incentive compensation and long-term equity incentives consisting of options to purchase Company stock and restricted stock units, and compensation relating to stock options and restricted stock units granted in prior years that remained unvested at the start of our 2008 fiscal year. Named Executive Officers also were paid the other benefits listed in Column (i) of the “Summary Compensation Table—Fiscal 2008,” as further described in footnote (2) to the table.

The “Summary Compensation Table—Fiscal 2008” should be read in conjunction with the tables and narrative descriptions that follow. The table entitled “Grants of Plan-Based Awards in Fiscal 2008,” and the description of the material terms of the stock options and restricted stock units granted in fiscal 2008 that follows it, provides information regarding the stock options and restricted stock units awarded to Named Executive Officers during our 2008 fiscal year. The tables entitled “Outstanding Equity Awards at Fiscal 2008 Year-End” and “Option Exercises and Stock Vested in Fiscal 2008” provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards. The Company has employment agreements with each of its current Named Executive Officers. These agreements are described in detail in the Section below entitled “Employment, Severance, and Potential Change in Control Payments.”

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

The following table presents information regarding non-equity incentive plans and grants of equity awards made during the Company’s fiscal year ended June 30, 2008 to each of the Named Executive Officers. The material terms of each equity grant are described below under the heading “Description of Equity Awards.”

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Jack Massimino	July 13, 2007(1)	368,000	920,000	1,840,000
	8/31/2007				65,000	260,000	260,000			14.06	1,439,906
	1/2/2008				60,000	240,000	240,000			$14.25	1,299,240
	3/17/2008							18,750		-0-	124,125

Kenneth S. Ord	July 13, 2007(1)	127,500	318,750	637,500
	8/31/2007							7,500		-0-	105,450
	8/31/2007								52,500	14.06	290,750
	3/17/2008							11,250		-0-	74,475

Peter Waller	July 13, 2007(1)	190,000	475,000	950,000
	8/31/2007								70,000	14.06	387,667
	8/31/2007							10,000		-0-	140,600
	3/17/2008							15,000		-0-	99,300

Beth Wilson	July 13, 2007(1)	119,149	297,873	595,746
	8/31/2007							7,500		-0-	105,450
	8/31/2007								52,500	14.06	290,750
	3/17/2008							11,250		-0-	74,475

Mark Pelesh	July 13, 2007(1)	91,017	227,542	455,084
	8/31/2007							7,500		-0-	105,450
	8/31/2007								52,500	14.06	290,750
	3/17/2008							11,250		-0-	74,475

(1)	Each of the Named Executive Officers was eligible to receive a bonus payment with respect to fiscal year 2008. Columns (c), (d) and (e) in the table above reflect the threshold, target and maximum amounts under the bonus arrangement approved by the Compensation Committee of the Company’s Board of Directors for the Named Executive Officers on July 13, 2007. These arrangements are described in more detail in the “Compensation Discussion and Analysis” above.
(2)	Mr. Massimino was granted an option to acquire 260,000 shares of common stock of the Company on August 31, 2007, with an exercise price equal to the closing market price of the Company’s stock on the grant date ($14.06), and another option to acquire 240,000 shares of common stock on January 2, 2008, with an exercise price equal to the closing market price of the Company’s stock on the grant date ($14.25). These options granted to Mr. Massimino in fiscal 2008 vest on August 31, 2010, but only if and to the extent that the Company achieves certain revenue and operating profit targets for the fiscal year ending June 30, 2010.
(3)	For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock options and restricted stock unit awards contained in Note 7 (Common Stockholders’ Equity) to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which note is incorporated herein by reference.

Description of Equity Awards

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the Company’s 2003 Performance Award Plan (the “2003 Plan”). The 2003 Plan is administered by the Compensation Committee.

During fiscal 2008, each Named Executive Officer was granted long-term equity incentive awards under the Company’s 2003 Performance Award Plan in the form of options to purchase shares of common stock of the Company and restricted stock units. Each Named Executive Officer (other than Mr. Massimino) received a grant of options and restricted stock units on August 31, 2007 that vest 25% on each of August 31, 2008, August 31, 2009, August 31, 2010 and August 31, 2011. The exercise price of the options was the closing market price of the Company’s stock on August 31, 2007 ($14.06). Mr. Massimino was granted an option to acquire 260,000 shares of common stock of the Company on August 31, 2007, with an exercise price equal to the closing market price of the Company’s stock on the grant date ($14.06), and another option to acquire 240,000 shares of common stock on January 2, 2008, with an exercise price equal to the closing market price of the Company’s stock on the grant date ($14.25). These options granted to Mr. Massimino in fiscal 2008 vest on August 31, 2010, but only if and to the extent that the Company achieves certain revenue and operating profit targets for the fiscal year ending June 30, 2010. In addition, each Named Executive Officer received a grant of restricted stock units on March 17, 2008. All options granted during fiscal 2008 expire seven years from the grant date. The unvested portion of the options will generally terminate upon a termination of the Named Executive Officer’s employment. The named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his or her employment (other than upon retirement) or a termination by the Company other than for cause (except that Mr. Massimino’s options granted during fiscal 2008 will terminate prior to their normal expiration date on the 90th day following the later to occur of the dates Mr. Massimino ceases to be (i) the Chief Executive Officer of the Company, or (ii) a member of the Board). This period is extended to twelve months if the termination is a result of the Named Executive Officer’s death, disability or retirement. If the Named Executive Officer is terminated by the Company for cause, the option (whether or not vested) will immediately terminate. Please see the section below entitled “Employment, Severance, and Potential Change in Control Payments” for a description of the potential vesting of options and restricted stock unit awards that may occur in connection with a change in control and/or certain terminations of Named Executive Officer’s employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Executive Officer as of the end of the Company’s 2008 fiscal year on June 30, 2008.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)

Jack Massimino	20,000		0				20.16	11/21/2012
	20,000		0				27.16	8/25/2013
	12,000		0				11.37	8/31/2014
	350,000	(6)	0				18.65	11/17/2014
	35,000		35,000	(8)			12.75	8/30/2015
	52,500		157,500	(9)			13.34	2/2/2014
					260,000	(10)	14.06	8/31/2014
					240,000	(10)	14.25	1/2/2015
									12,500	(11)	145,125
									5,000	(8)	58,050
									22,500	(9)	261,225
									18,750	(12)	217,688

Kenneth S. Ord	70,000	(6)	0				17.84	2/10/2015
	26,250		26,250	(8)			12.75	8/30/2015
	13,125		39,375	(9)			13.34	2/2/2014
	0		52,500	(13)			14.06	8/31/2014
									2,500	(7)(14)	29,025
									3,750	(8)	43,538
									5,625	(9)	65,306
									7,500	(13)	87,075
									11,250	(12)	130,613

Peter Waller	105,000		105,000	(15)			13.10	2/1/2013
	17,500		52,500	(9)			13.34	2/2/2014
	0		70,000	(13)			14.06	8/31/2014
									15,000	(15)	174,150
									7,500	(9)	87,075
									10,000	(13)	116,100
									15,000	(12)	174,150

Beth Wilson	20,000		0				5.36	9/11/2010
	30,000		0				7.43	12/15/2010
	75,000		0				6.29	9/21/2011
	75,000		0				8.43	9/21/2011
	112,500		0				16.01	8/27/2012
	150,000		0				30.14	11/20/2013
	52,500		17,500	(16)			11.37	8/31/2014
	26,500		26,500	(8)			12.75	8/30/2015
	13,125		39,375	(9)			13.34	2/2/2014
	0		52,500	(13)			14.06	8/31/2014
									2,500	(16)	29,025
									3,750	(8)	43,538
									5,625	(9)	65,306
									7,500	(13)	87,075
									11,250	(12)	130,613

Mark Pelesh	60,000		0				28.91	9/2/2013
	73,828		24,610	(16)			11.37	8/31/2014
	26,250		26,250	(8)			12.75	8/30/2015
	13,125		13,125	(9)			13.34	2/2/2014
	0		52,500	(13)			14.06	8/31/2014
									3,516	(16)	40,821
									3,750	(8)	43,538
									5,625	(9)	65,306
									7,500	(13)	87,075
									11,250	(12)	130,613

(1)	All exercisable options are currently vested.

(2)	All unexercisable options are currently unvested. Subject to each Named Executive Officer’s continued employment, these options ordinarily become vested in four equal annual installments on the first four anniversaries of the grant date; provided, however, that two grants of stock options made to Mr. Massimino on August 31, 2007 (with respect to 260,000 shares) and on January 2, 2008 (with respect to 240,000 shares) vest on August 31, 2010, but only if and to the extent that the Company achieves certain revenue and operating profit targets for the fiscal year ending June 30, 2010. As described in the section below entitled “Employment, Severance, and Potential Change in Control Payments,” all or a portion of each option grant may vest earlier in connection with a change in control or certain terminations of employment.
(3)	The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer’s termination of employment or in connection with a change in control.
(4)	Restricted stock unit awards typically becomes vested in three or four equal annual installments on the first three or four anniversaries, as applicable, of the grant date, subject to the Named Executive Officer’s continued employment through each vesting date. As described in the section below entitled “Employment, Severance, and Potential Change in Control Payments,” all or a portion of each restricted stock unit award may vest earlier in connection with a change in control or certain conditions of termination of employment.
(5)	The aggregate market value of outstanding restricted unit stock awards is based on $11.61 per share, the closing price of the Company’s common stock on June 30, 2008, which was the last trading day of the Company’s fiscal year.
(6)	The securities underlying these unexercised options are subject to a lock-up agreement executed between the Company and the Named Executive Officer on June 30, 2005. The exercisability of these options was accelerated as of that date, conditioned upon the Named Executive Officers agreement not to sell, transfer, assign, pledge, or otherwise dispose of, alienate, or encumber, either voluntarily or involuntarily, any shares that he or she would acquire on exercising the accelerated portion of his or her outstanding options at any time before that portion of his or her outstanding options would have vested under the terms of the applicable Plan or award agreement (not including any possible acceleration that would otherwise occur following a change in control or other circumstances causing accelerated vesting as set forth in the applicable Plan and award agreement). The agreements provided that, except as provided below, any sale or transfer, or purported sale or transfer, of any such shares or any interest therein prior to that vesting date would be null and void. This restriction on the transfer of shares does not apply to any transfer that would have been permitted with respect to the underlying option under the terms of the applicable Plan and option agreement—for example, a transfer upon such Named Executive Officer’s death or to the Company, provided that any permitted transferee would acquire the shares subject to the same transfer restrictions.
(7)	The number of units of stock that have not vested reported for Mr. Ord in column (g) above does not include 7,500 restricted stock units which have vested but for which Mr. Ord elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan. The market value of restricted stock units that have not vested reported for Mr. Ord in column (h) above does not include $87,075 with respect to the 7,500 restricted stock units for which Mr. Ord elected to defer delivery.
(8)	The unvested portion of this award is scheduled to vest in two equal installments on August 30, 2008 and August 30, 2009.
(9)	The unvested portion of this award is scheduled to vest in three equal installments on August 24, 2008, August 24, 2009 and August 24, 2010.
(10)	This award will vest on August 31, 2010 if and to the extent the Company achieves certain revenue and operating profit targets for the fiscal year ending June 30, 2010. In addition, this award will terminate prior to its normal expiration date on the 90th day following the later to occur of the dates Mr. Massimino ceases to be (i) the Chief Executive Officer of the Company, or (ii) a member of the Board.
(11)	The unvested portion of this award is scheduled to vest on November 17, 2008.
(12)	The unvested portion of this award is scheduled to vest in three equal installments on March 17, 2009, March 17, 2010 and March 17, 2011.
(13)	The unvested portion of this award is scheduled to vest in four equal installments on August 31, 2008, August 31, 2009, August 31, 2010 and August 31, 2011.
(14)	The unvested portion of this award is scheduled to vest on February 10, 2009. However, Mr. Ord has elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan. See footnote (7) above.
(15)	The unvested portion of this award is scheduled to vest in two equal installments on February 1, 2009 and February 1, 2010.
(16)	The unvested portion of this award is scheduled to vest on August 31, 2008.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

The following table presents information regarding option exercises and the vesting of restricted stock units held by the Named Executive Officers during the Company’s 2008 fiscal year. None of the Named Executive Officers exercised any stock options during the Company’s 2008 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)		(e)
Jack Massimino	0	0	22,500		343,325
Kenneth S. Ord	0	0	6,250	(2)	75,125	(2)
Peter Waller	0	0	10,000		101,300
Beth Wilson	0	0	6,250		86,600
Mark Pelesh	0	0	7,265		100,871

(1)	The dollar amounts shown in Column (e) above are determined by multiplying (i) the number of restricted stock units becoming vested by (ii) the per-share closing price of the Company’s common stock on the vesting date.
(2)	The number of shares acquired on vesting reported in column (d) above for Mr. Ord includes 2,500 restricted stock units for which Mr. Ord has elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan. The value realized on vesting reported in column (e) above for Mr. Ord includes $23,675 with respect to the 2,500 restricted stock units for which Mr. Ord has not received delivery.

EMPLOYMENT, SEVERANCE, AND POTENTIAL CHANGE IN CONTROL PAYMENTS

Employment Agreements

The Company maintains employment agreements (the “Employment Agreements”) with each of the Named Executive Officers, all of which were amended and restated during fiscal 2008. This section describes the compensation and other benefits to the Named Executive Officers under the Employment Agreements that were in effect as of June 30, 2008, including payments in the event of certain terminations of their employment or in the event of a change in control of the Company. All such benefits will be paid or provided by the Company.

The Employment Agreements each have initial terms of two years. The terms of each Employment Agreement are automatically extended for an additional year on the first anniversary of the effective date of each agreement and on each subsequent anniversary date unless either the Company or the executive gives a termination notice to the other party at least one (1) year prior to the expiration date of the then-current term. The maximum term of the Employment Agreements, even with the automatic extensions, is five (5) years. The Employment Agreements provide for the payment of annual base salaries of no less than that in effect for the particular Named Executive Officer as of the date of amendment and restatement of the applicable Employment Agreement with such officer. The amount of these base salaries is required to be reviewed annually by the Compensation Committee. The base salary of each such executive in effect from time to time can only be reduced involuntarily by the Company to the extent such reduction is made equally to all peer employees. In addition, the Employment Agreements entitle the Named Executive Officers to all rights and benefits available to peer employees or employees of the Company generally, including stock options and/or other awards granted pursuant to the Company’s 2003 Performance Award Plan and participation in incentive compensation plans, 401(k) contribution plans, and life, medical, dental, disability, or insurance plans or policies (including the Company’s Employee Stock Purchase Plan), and provide the Named Executive Officers with vacation benefits of no less than three weeks per year. All Employment Agreements in effect as of June 30, 2008 contained obligations on the part of the Named Executive Officers which continue after termination not to disclose any confidential information, knowledge, data or know-how of the Company, not to unfairly compete with the Company by using trade secret information to disrupt, damage, impair, or interfere with the Company’s business, and not to solicit, directly or indirectly, any employees of the Company for a period of one year after termination.

Severance Payments Upon Resignation, Retirement or Termination For Cause

There are certain situations under which, notwithstanding the existence of the Employment Agreements, the Named Executive Officers would not receive any payments or accelerated vesting of equity awards upon the end of their employment with the Company. In general, if any of the Named Executive Officers, other than Ms. Wilson, voluntarily resigned as of June 30, 2008, he or she would not be entitled to any cash payments and all unvested stock options and unvested restricted stock units would be forfeited as of the last day of employment, and the Named Executive Officer would generally have a period of 3 months after his or her resignation to exercise any vested options. Pursuant to the terms of each Named Executive Officer’s restricted stock unit award agreement, any such officer who has been employed with the Company for at least 10 years and is at least 55 years old, or any employee who is at least 65 years old, qualifies for retirement treatment and will receive accelerated vesting of all unvested restricted stock units upon retirement. Ms. Wilson meets the qualifications for “retirement” under the applicable equity compensation plan. In addition, if any of the Named Executive Officers were terminated by the Company for “Cause,” (as defined in the executive’s Employment Agreement), he or she would not be entitled to any cash payments and all vested or unvested stock options, and all unvested restricted stock units, would be forfeited as of the last day of employment.

Severance Payments Upon Death or Disability

Upon the death or disability of a Named Executive Officer, each Named Executive Officer’s restricted stock unit award agreement provides that the vesting of all unvested restricted stock units awarded to that Named Executive Officer will immediately accelerate. The Named Executive Officer would not be entitled to any other payments or benefits merely by virtue of such death or disability. Upon the Named Executive Officer’s death or disability, he or she (or his or her estate) would have 12 months to exercise any vested but unexercised stock options; any unvested stock options terminate as of the date of death or disability.

Termination without Cause and Resignation for Good Reason

Pursuant to the terms of the Employment Agreements, if the Company terminates a Named Executive Officer’s employment without Cause (as defined in each Named Executive Officer’s Employment Agreement), or if a Named Executive Officer terminates his or her employment for “Good Reason,” (as defined in each Named Executive Officer’s Employment Agreement), then such officer is entitled to a lump sum payment equal to (i) with respect to Mr. Waller, two times (2x) his annual base salary in effect as of the date of his termination, (ii) with respect to Mr. Ord, Ms. Wilson and Mr. Pelesh, 1.75 times (1.75x) his or her annual base salary in effect as of the date of such termination, and (iii) with respect to Mr. Massimino, the sum of (A) one times (1x) the value of his annual base salary in effect as of the date of such termination, plus (B) one times (1x) his target incentive bonus in effect as of the date of such termination (the “Severance Payment”).

In addition, pursuant to the terms of the Company’s 2003 Performance Award Plan and applicable stock option agreements, Named Executive Officers generally have 3 months after the termination of his or her employment by the Company without Cause or his or her resignation for Good Reason to exercise any vested but unexercised options to purchase common stock of the Company. Any unvested stock options or restricted stock units would terminate and be forfeited as of the last day of employment.

Termination in Connection with a Change In Control

If, in anticipation of or within 24 months following a “Change in Control” (as defined in each Named Executive Officer’s Employment Agreement), any Named Executive Officers is terminated without Cause, or if within twenty-four (24) months following a Change in Control any Named Executive Officer terminates his or her own employment for Good Reason, then such officer is entitled to receive a lump sum payment equal to two times (2x) the Severance Payment described above. If the total payments to be received by any Named Executive Officer upon a Change In Control results in the imposition of excise taxes under Section 4999 of the Code, such officer is entitled to receive an additional payment so that after payment by such officer of all applicable excise taxes he or she would retain an amount equal to the amount he or she would have retained had no excise tax been imposed; provided, however, that if such officer could reduce the amount of the total payments he or she would be entitled to receive following the Change in Control by ten percent (10%) or less and have no portion of the total payments be subject to the applicable excise tax, then the total payments will be so reduced. This modified excise tax “gross-up” is intended to make the Named Executive Officers whole for any adverse tax consequences they may become subject to under Section 4999 of the Code, and to preserve the level of their respective change in control severance protections that the Company has determined to be appropriate.

Pursuant to the Company’s 2003 Performance Award Plan and the stock option agreements and restricted stock unit agreements for the Named Executive Officers, upon the occurrence of a Change in Control in which the Company does not survive or in which the Company’s common stock ceases to be publicly traded, 100% of each Named Executive Officer’s outstanding unvested stock options and restricted stock unit awards would immediately become fully vested. Additionally, even if the Company survived and its stock continued to be publicly traded, if a Named Executive Officer’s employment is terminated without Cause, or he or she terminates his or her employment for Good Reason, in connection with a change in control or within 2 years after a change in control, then all unvested options to purchase common stock of the Company (other than Mr. Massimino’s performance-related stock options, which are discussed in greater detail in the succeeding paragraph) and all unvested restricted stock units would become fully vested as of the date of such change in control. In the event that outstanding stock options or restricted stock units are not substituted, assumed, exchanged or settled in connection with the change in control, the Named Executive Officers and other Company employees would be entitled to full vesting of these awards in advance of such awards being terminated in connection with the change in control.

Mr. Massimino’s Performance-Related Stock Options

During fiscal 2008, the Company entered into a performance-related Nonqualified Stock Option Agreement with Mr. Massimino (the “Option Agreement”), pursuant to which Mr. Massimino was granted two awards totaling 500,000 options to purchase shares of common stock of the Company (the “Options”). The Options will vest, in whole or in part, only if the Company achieves certain revenue and operating profit thresholds for the fiscal year ending June 30, 2010, as more particularly described in the Option Agreement, and Mr. Massimino remains employed by the Company as chief executive officer or remains a member of the Board on such date. The Options will expire seven years after their respective grant dates. In the event of a Change in Control prior to June 30, 2010, the measurement of the Company’s achievement of the revenue and operating profit thresholds will accelerate to the date of the Change in Control. Both the revenue and operating profit will be measured from the date of grant of the Options to the date of the Change in Control and the Options will vest, in full or in part, if the Company has achieved specified compounded annual growth rates in revenue and operating profit during that period.

Severance Payments

The following table lists the estimated amounts that would have been payable to, or the value that would have been received by, the Named Executive Officers under the circumstances described, assuming that the applicable triggering event occurred on June 30, 2008. For purposes of this table, it is assumed that (i) the price per share of the Company’s common stock is equal to the closing price per share on June 30, 2008 ($11.61), the last business day of the Company’s fiscal year 2008, and (ii) the value of any stock options or restricted stock units (“RSUs”) that may be accelerated is equal to the full value of such awards (i.e., the full “spread” value for stock options and the full closing price per share on June 30, 2008 for restricted stock units).

Name	Estimated Value of Payments Upon Resignation or Retirement ($)		Estimated Value of Payments Upon Death or Disability	Estimated Value of Payments Upon Termination Without “Cause” or Resignation for “Good Reason” (no Change in Control) ($)	Estimated Value of Payments Upon a Termination in Connection with a Change in Control(2) ($)
Jack Massimino
Severance Payment	0		0	1,720,000	3,440,000
RSU Acceleration	0		682,088	0	682,088
Option Acceleration	0		0	0	0

Kenneth S. Ord
Severance Payment	0		0	743,750	1,487,500
RSU Acceleration	0		355,557	0	355,557
Option Acceleration	0		0	0	0

Peter Waller
Severance Payment	0		0	950,000	1,900,000
RSU Acceleration	0		551,4755	0	551,475
Option Acceleration	0		0	0	0

Beth Wilson
Severance Payment	0		0	695,037	1,390,074
RSU Acceleration	355,557	(1)	355,557	0	355,557
Option Acceleration	0		0	0	4,200

Mark Pelesh
Severance Payment	0		0	530,931	1,276,276
RSU Acceleration	0		367,353	0	367,353
Option Acceleration	0		0	0	5,906

(1)	Consists of the value Ms. Wilson would have received upon the vesting and delivery of her restricted stock units if she had retired on June 30, 2008, based upon the closing market price per share of the Company’s common stock on that date of $11.61.
(2)	Upon the occurrence of a change in control in which the Company does not survive or in which the Company’s common stock ceases to be publicly traded, even if the employment of the Named Executive Officers were not terminated, all of the executive’s outstanding unvested stock options and restricted stock units would become fully vested.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised entirely of non-employee directors, each of whom are “independent directors” as defined in Nasdaq listing standards and in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee held four meetings during fiscal year 2008.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls and establishing and reviewing the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During the 2008 fiscal year, the Audit Committee met and held discussions with management and the Company’s independent accountants, Ernst & Young LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements of the Company for the fiscal year ended June 30, 2008 with management and Ernst & Young LLP.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2008 with the Company’s management, and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” Ernst & Young LLP also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Committee discussed with Ernst & Young LLP that firm’s independence and considered whether the non-audit services provided by that firm are compatible with maintaining its independence.

Based on the Audit Committee reviews and discussions with management and Ernst & Young LLP, as described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for filing with the Commission for the year ended June 30, 2008.

THE AUDIT COMMITTEE

Hank Adler (Chairman)
Alice Kane
Terry Hartshorn
Robert Lee
John Dionisio

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY’S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE BY REFERENCE PREVIOUS OR FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT OF THE AUDIT COMMITTEE AND ANY STATEMENTS REGARDING THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

FEES PAID TO INDEPENDENT AUDITORS

Audit Fees

The aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2008 and June 30, 2007, the review of the Company’s quarterly reports on Form 10-Qs, and other regulatory filings for such fiscal years were approximately $2,810,000 and $3,892,000, respectively. Audit fees for June 30, 2007 include approximately $781,000 related to the Company’s review of historic option grants.

Audit-Related Fees

The aggregate fees for services rendered by Ernst & Young LLP for audit-related services in the Company’s fiscal years ended June 30, 2008 and June 30, 2007 were approximately $0 and $0, respectively.

Tax Fees

The aggregate fees for services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning in the Company’s fiscal years ended June 30, 2008 and June 30, 2007 were approximately $181,000 and $274,000, respectively. Tax services principally include the preparation of the Company’s domestic and foreign income tax returns as well as state tax planning advice.

All Other Fees

The aggregate fees for other services rendered by Ernst & Young LLP in the Company’s fiscal years ended June 30, 2008 and June 30, 2007 were approximately $0 and $0, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

The Board of Directors has adopted an Audit Committee Charter that requires the Audit Committee to retain, on behalf of the Company, any registered accounting firm employed by the Company, considering, among other matters, such firm’s independence and effectiveness, and to approve the fees and other compensation to be paid to such accounting firm. In addition, the Audit Committee Charter requires the Audit Committee to review, in advance, any non-audit services proposed to be performed by the Company’s independent auditors.

Accordingly, the independent auditors are only permitted to provide services to the Company that have been pre-approved by the Audit Committee. Additionally, the independent auditors may not provide any of the services prohibited by the Sarbanes-Oxley Act of 2002 and may only perform non-prohibited non-audit services that have been specifically approved in advance by the Audit Committee. The Audit Committee has delegated to its chairman, within certain thresholds, the right to approve certain services between regularly scheduled meetings of the Audit Committee. One hundred percent (100%) of the services performed by Ernst & Young LLP during fiscal 2008 and 2007 described under the captions “Audit-Related Fees” and “Tax Fees” and “All Other Fees” above were approved in advance by the Audit Committee, except that the Audit Committee approved an increase in fees for preapproved services in one case in the amount of approximately $70,000. None of the hours expended by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2008 were expended by persons other than the principal accountant’s full-time, permanent employees.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of September 1, 2008, certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by Corinthian to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, including all nominees for director, (iii) each of the Named Executive Officers, and (iv) all of the Company’s directors and executive officers as a group. Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, Maryland 21202	8,722,967	10.2%

Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, New York 10019	8,564,944	10.0%

The Washington Post Company(4) 1150 15th Street N.W. Washington, DC 20071	6,885,000	8.1%

Cooke & Bieler, L.P.(5) 1700 Market Street, Suite 3222 Philadelphia, Pennsylvania 19103	6,351,569	7.4%

Kornitzer Capital Management(6) 5420 West 61st Place Shawnee Mission, Kansas 66205	5,331,947	6.2%

Jack D. Massimino(7)(22)	629,987	*

Ken Ord(8)(22)	165,400	*

Peter Waller (9)(22)	171,440	*

Beth Wilson(10)(22)	626,468	*

Mark Pelesh(11)(22)	254,602	*

Paul R. St. Pierre(12)(22)	496,578	*

Hank Adler(13)(22)	49,500	*

Linda Arey Skladany(14)(22)	89,500	*

Alice T. Kane(15)(22)	39,500	*

Terry O. Hartshorn(16)(22)	86,500	*

Robert Lee(17)(22)	23,500	*

Timothy Sullivan(18)(22)	4,875	*

John Dionisio(19)(22)	2,000	*

Leon Panetta(20)(22)	1,500	*

All directors and executive officers as a group (17 persons)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)(17)(18)(19)(20)(21)	3,089,925	3.5%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 1, 2008. As of September 1, 2008, there were 85,424,703 outstanding shares of Common Stock.
(2)	Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the Commission on April 10, 2008. T. Rowe Price Associates, Inc. (“Price Associates”) is not the beneficial owner of any of the shares, but such shares are owned of record by Price Associates as investment advisor. Price Associates has sole voting power with respect to 1,450,000 shares and sole dispositive power with respect to all 8,722,967 of such shares.

(3)	Ownership is based solely on a Schedule 13G, Amendment No. 3, filed with the Commission on March 6, 2008. Royce & Associates, LLC (“Royce”) reported on this Schedule 13G that Royce has sole voting and dispositive power with respect to all 8,564,944 of such shares.
(4)	Ownership is based solely on a Schedule 13D filed with the Commission on February 15, 2008. The Washington Post Company reported on this Schedule 13D that it has sole voting and dispositive power with respect to all 6,885,000 of such shares.
(5)	Ownership is based solely on a Schedule 13G filed with the Commission on February 13, 2008. Cooke & Bieler, L.P. reported on this Schedule 13G that it has shared voting power with respect to 3,531,909 of such shares and shared dispositive power with respect to 6,316,569 of such shares.
(6)	Ownership is based solely on a Schedule 13G, Amendment No. 1, filed with the Commission on March 4, 2008. Kornitzer Capital Management, Inc. (“Kornitzer”) is an investment advisor with respect to such shares for the accounts of other persons. Kornitzer has sole voting power with respect to all such 5,331,947 shares, sole dispositive power with respect to 5,140,322 of such shares and shared dispositive power with respect to 191,625 of such shares.
(7)	Includes 559,500 shares of Common Stock which may be acquired by Mr. Massimino upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008.
(8)	Includes 148,750 shares of Common Stock which may be acquired by Mr. Ord upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008 and 7,500 restricted stock units for which Mr. Ord has elected to defer delivery until his retirement pursuant to the Company’s Executive Deferral Plan.
(9)	Includes 157,500 shares of Common Stock which may be acquired by Mr. Waller upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008.
(10)	Includes 611,250 shares of Common Stock which may be acquired by Ms. Wilson upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008.
(11)	Includes 237,188 shares of Common Stock which may be acquired by Mr. Pelesh upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008.
(12)	Includes shares which are held in a family trust of which Mr. St. Pierre is a grantor and a trustee, 428,400 shares of Common Stock which may be acquired by Mr. St. Pierre upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008, and 1,500 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(13)	Includes 48,000 shares of Common Stock which may be acquired by Mr. Adler upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008, and 1,500 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(14)	Includes 88,000 shares of Common Stock which may be acquired by Ms. Skladany upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008, and 1,500 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(15)	Includes 38,000 shares of Common Stock which may be acquired by Ms. Kane upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008, and 1,500 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(16)	Includes shares which are held in a family trust of which Mr. Hartshorn is a grantor and a trustee, 75,000 shares of Common Stock which may be acquired by Mr. Hartshorn upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008, and 1,500 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(17)	Includes 22,000 shares of Common Stock which may be acquired by Mr. Lee upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008, and 1,500 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(18)	Includes 2,375 shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(19)	Consists of shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(20)	Consists of shares underlying DSUs which vest upon grant but are delivered upon the earliest to occur of (i) five years after the date of grant, (ii) the director’s separation from service on the Board, (iii) the director’s death or disability, or (iv) a change-in-control of the Company.
(21)	In addition to the Directors and Named Executive Officers identified on the chart above, also includes beneficial ownership by three executive officers who are not Named Executive Officers of an aggregate of 448,485 shares, including 432,897 shares which may be acquired upon the exercise of stock options which are currently exercisable or exercisable within 60 days of September 1, 2008.
(22)	The address of each such person is c/o Corinthian Colleges, Inc., 6 Hutton Centre Drive, Suite 400, Santa Ana, California 92707.

PROPOSAL 2

APPROVAL OF AMENDMENT AND RESTATEMENT

OF THE COMPANY’S CERTIFICATE OF INCORPORATION

General

The Nominating and Corporate Governance Committee and the Board of Directors of the Company regularly evaluate the Company’s governance practices to ensure that such practices, including the mechanism for the election of directors, remain in the best interests of the Company and its stockholders. The classification of directors historically has been viewed as promoting continuity and expertise on our Board and encouraging potential acquirors of the Company to negotiate with the Board rather than pursuing unilateral takeover proposals. While the Board believes that these considerations continue to be important, it also appreciates the growing sentiment that the annual election of directors increases the accountability of directors to stockholders. In light of this trend and after having given careful consideration to the various arguments for and against maintaining a classified board, the Board believes that the interests of our stockholders are best served by giving the stockholders the opportunity to evaluate performance of each director on an annual basis.

After reviewing the classified board structure, the Board of Directors has decided to recommend that the stockholders vote FOR its proposal to amend the Charter to declassify the Board of Directors.

Proposed Amendment to Charter to Declassify the Board of Directors

Article V of the Certificate of Incorporation currently divides the Board of Directors into three classes. Directors are elected for three-year terms that are staggered among the three classes. If this proposal is approved by stockholders, the Certificate of Incorporation will be amended to provide that, commencing with the Company’s 2009 Annual Meeting of Stockholders, those directors previously elected for three-year terms of office by the Company’s stockholders will complete their three-year terms and would be eligible for re-election to one-year terms at each annual meeting of stockholders thereafter. Beginning with the 2011 Annual Meeting of Stockholders, the declassification of the Board of Directors would be complete, and all directors would be subject to annual election to one-year terms.

The proposed Amended and Restated Certificate of Incorporation, including the proposed amendment to Article V of the Certificate of Incorporation to declassify the Company’s Board of Directors, is attached to this Proxy Statement as Appendix A. The above discussion is qualified in its entirety by reference to such exhibit.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE COMPANY’S BOARD OF DIRECTORS.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, as auditors of Corinthian’s financial statements for the fiscal year ending June 30, 2009. Ernst & Young LLP has acted as auditors for Corinthian since February 2002. The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP. If a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote on this proposal are not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of Ernst & Young LLP will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF CORINTHIAN’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

MISCELLANEOUS AND OTHER MATTERS; SOLICITATION

The cost of this proxy solicitation will be borne by Corinthian. Corinthian may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at Corinthian’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by Corinthian for their reasonable out-of-pocket expenses of solicitation. In addition to use of the mails, Corinthian may solicit proxies in person or by telephone, facsimile or other means of communication by certain of its directors, officers, and regular employees who will not receive any additional compensation for such solicitation.

Only one annual report or proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from at least one of the stockholders. The Company will deliver promptly a separate copy of this Proxy Statement or the 2008 Annual Report to a stockholder at a shared address to which a single copy of this Proxy Statement or the 2008 Annual Report was delivered. Requests for a separate copy of the Annual Report or Proxy Statement, requests to receive separate annual reports or proxy statements in the future, and requests for delivery of a single copy to stockholders sharing an address, are to be made to the Secretary of the Company at the Company’s corporate office address listed above or by phoning (714) 427-3000.

PROPOSALS OF STOCKHOLDERS

Stockholder proposals intended to be considered at the Company’s 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices no later than June 10, 2009 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. If the date of the Company’s 2009 Annual Meeting of Stockholders changes by more than 30 days from the date of this year’s Annual Meeting, stockholder proposals must be received by the Secretary of the Company at its principal executive offices a reasonable time before the Company begins to print and mail the proxy materials for its 2009 Annual Meeting of Stockholders, provided that receipt of the stockholder proposal also satisfies the additional deadline for stockholder proposals required by the Company’s Bylaws and summarized below. You should also be aware that your proposal must comply with Commission regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials.

In addition, in order for stockholder proposals or director nominations to be considered at the Company’s 2009 Annual Meeting of Stockholders (including from the floor if receipt of the stockholder proposal did not satisfy the deadline stated above for inclusion of the proposal in the Company’s Proxy Statement), the Company’s Bylaws require that, among other things, stockholders give written notice of any proposal or nomination of a director to the Secretary of the Company at its principal executive offices no earlier than 120 day and no later than 90 days prior to the first anniversary of the Company’s 2008 Annual Meeting of Stockholders. Notwithstanding the foregoing, in the event the date of the 2009 Annual Meeting of Stockholders occurs more than 30 days before or more than 70 days after the anniversary of the 2008 Annual Meeting, written notice by a stockholder must be given no earlier than the close of business 120 days prior to the date of the 2009 Annual Meeting of Stockholders, and no later than 90 days prior to the date of the 2009 Annual Meeting of Stockholders or the close of business on the tenth day following the day on which public announcement of the 2009 Annual Meeting is made. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above and further described in Section 2.11 of the Company’s Bylaws will not be acted upon at the 2009 Annual Meeting of Stockholders.

OTHER BUSINESS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in Corinthian’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board of Directors directs.

ADDITIONAL INFORMATION

Included herewith and incorporated herein by this reference is a copy of Corinthian’s Annual Report for its fiscal year ended June 30, 2008, as filed with the Commission. Corinthian files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

The Company’s Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Commission, is also available free of charge on the Company’s website at www.cci.edu and, upon request, a copy will be furnished by the Company to any stockholder free of charge. Any stockholder desiring a copy should write to the Company at the address set forth on the cover page of the proxy statement, attention: Stan Mortensen, Corporate Secretary.

By order of the Board of Directors

Stan A. Mortensen
Corporate Secretary

Santa Ana, California

October 8, 2008

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

RESTATED CERTIFICATE OF INCORPORATION

OF

CORINTHIAN COLLEGES, INC.,

a Delaware corporation

Corinthian Colleges, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The name of the Corporation is Corinthian Colleges, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 24, 1996.

2. The first Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 23, 1996.

3. The second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on September 24, 1996.

4. The third Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 1997.

5. The fourth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 3, 1999.

6. The fifth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 29, 2001.

7. The sixth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on November 21, 2003.

8. The seventh Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on February 22, 2007.

9. This eighth Restated Certificate of Incorporation amends, restates and supersedes the Certificate of Incorporation as originally filed and thereafter amended and restated, was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and was approved by the stockholders of the Corporation at a duly noticed meeting of the stockholders.

10. The text of the seventh Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on February 22, 2007, as it may have heretofore been amended or supplemented, is hereby amended, restated and superseded to read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION OF

CORINTHIAN COLLEGES, INC.

Article I: Name

The name of this corporation (the “Corporation”) is Corinthian Colleges, Inc.

Article II: Registered Office

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Trust Company.

Article III: Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article IV: Capital Stock

A. The Corporation is authorized to issue two classes of stock designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation has authority to issue is 120,500,000 shares, consisting of 120,000,000 shares of Common Stock, par value $0.0001 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share.

B. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences, privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status that such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

Article V: Management

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. All vacancies and newly created directorships resulting from any increase in the authorized number of directors, as well as any other vacancies, shall be filled exclusively by a majority of the directors in office immediately prior to such increase (even though the number of directors then in office may constitute less than a quorum). Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the same remaining term as that of his or her predecessor and until his or her successor shall have been duly elected and qualified. A director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term of office continuing until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.

B. The number of directors constituting the entire Board shall be not less than three nor more than eleven as fixed from time to time, in accordance with the Bylaws, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be fixed by the Board in accordance with the Bylaws.

C. Except as set forth in the immediately succeeding paragraph, the Board of Directors shall be divided into three classes, as nearly equal in numbers as the then number of directors constituting the entire Board permits with the term of office of one class expiring each year. The three classes of directors shall be designated Class I, Class II, and Class III.

Beginning at the first annual meeting of stockholders to be held after the end of fiscal year 2009, directors whose terms expire at each annual meeting of stockholders will be elected annually for terms of one year as follows: (i) at the first annual meeting of stockholders to be held after fiscal year 2009, directors elected to succeed the Class II directors whose terms expire at such annual meeting of stockholders shall be elected for a term of office to expire at the next annual meeting of stockholders after their election and until their respective successors shall have been duly elected and qualified; (ii) at the first annual meeting of stockholders to be held after fiscal year 2010, directors elected to succeed the Class III directors whose terms expire at such annual meeting of stockholders shall be elected for a term of office to expire at the next annual meeting of stockholders after their election and until their respective successors shall have been duly elected and qualified; and (iii) at the first annual meeting of stockholders to be held after fiscal year 2011, and at each annual meeting of stockholders to be held thereafter, all directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election and until their respective successors shall have been duly elected and qualified.

D. Notwithstanding any other provision contained in this Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

Article VI: Limitation of Director Liability and Indemnification

To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. Such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. The right to indemnification conferred by this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify any director or officer (or any of such person’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person (except for a proceeding to enforce rights to indemnification) unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Any repeal or modification of this Article VI shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled, with respect to any action or omission occurring prior to such repeal or modification.

Article VII: Call of Special Meetings

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board. Special meetings of the stockholders may not be called by the stockholders.

Article VIII: No Stockholder Action by Written Consent

No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Article IX: Amendment of Corporate Documents

A The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article IX and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. The affirmative vote of a majority of the outstanding stock entitled to vote, and a majority of the outstanding stock of any particular class or series of the capital stock of the Corporation, shall be required to alter, amend, rescind or repeal any provision of this Certificate of Incorporation; provided, however, that notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any requirement of applicable law and any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation, the approval by a majority of the directors of the Corporation then in office and the affirmative vote of at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of all of the then-outstanding shares of the voting stock entitled to vote, voting together as a single class, shall be required to alter, amend, rescind or repeal any provision of Articles V, VI or IX.

C. The Board of Directors of the Corporation shall have the power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of a majority of the members of the Board of Directors of the Corporation then in office.

IN WITNESS WHEREOF, Corinthian Colleges, Inc. has caused this Restated Certificate of Incorporation to be signed by                     , its Chairman of the Board this      day of November, 2008.

CORINTHIAN COLLEGES, INC.

By:
Chairman of the Board

The Board of Directors recommends a vote FOR Items 1, 2 and 3.
1.	Nominees for a three-year term as a Class I director of the Company’s Board of Directors:
	Terry O. Hartshorn	☐ FOR this nominee ☐ Withhold authority to vote for this nominee	Alice Kane	☐ FOR this nominee ☐ Withhold authority to vote for this nominee
	Timothy J. Sullivan	☐ FOR this nominee ☐ Withhold authority to vote for this nominee	Peter C. Waller	☐ FOR this nominee ☐ Withhold authority to vote for this nominee

2.	Approval of the amendment and restatement of the Company’s Certificate of Incorporation.			☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2009.			☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

Signature of Stockholder				Dated: , 2008

Signature of Stockholder				Dated: , 2008

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the shareholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CORINTHIAN COLLEGES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, NOVEMBER 10, 2008

The undersigned, a stockholder of CORINTHIAN COLLEGES, INC., a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of the Company’s Annual Report for the fiscal year ended June 30, 2008; and, revoking any proxy previously given, hereby constitutes and appoints Beth Wilson and Kenneth S. Ord and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Westin South Coast Plaza Hotel located at 686 Anton Boulevard, Costa Mesa, California 92626 on November 10, 2008 at 10:00 a.m. California time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

(continued and to be signed on other side)